Exhibit 10

GUARANTEE

     Sears, Roebuck and Co., a New York corporation (“Sears”), hereby irrevocably and unconditionally guarantees to the Lenders and the Agent (each as defined below) under the 364-Day Credit Agreement dated as of February 24, 2003 (as amended, extended or otherwise modified from time to time, the “Credit Agreement”) among Sears Roebuck Acceptance Corp., a Delaware corporation (the “Company”), various financial institutions that are parties thereto from time to time (the “Lenders”) and Citibank, N.A., as agent for the Lenders (in such capacity, the “Agent”), that the principal of all Advances (as defined in the Credit Agreement) made under the Credit Agreement and all interest thereon shall be paid in full when due, whether at maturity, by acceleration or otherwise, subject to the terms stated below. Failing payment when due of any amount so guaranteed, Sears shall be obligated to pay the same. In the event of a default in the payment of principal of any Advance made under the Credit Agreement or any interest thereon, the Agent, on behalf of the Lenders, may seek to enforce this Guarantee against Sears without first proceeding against the Company.

     No stockholder, officer, director or incorporator, as such, past, present or future of Sears shall have any liability under this Guarantee by reason of his, her or its status as such stockholder, officer, director or incorporator.

     This Guarantee is a continuing guarantee and shall remain in full force and effect and shall be binding upon Sears and its successors and assigns until full and final payment of all principal of any Advance made under the Credit Agreement and all interest thereon and shall inure to the benefit of the successors and assigns of the Lenders and the Agent; provided that, notwithstanding any other provision of this Guarantee but subject to the second paragraph following this paragraph, if at any time (a) no Default or Event of Default (each as defined in the Credit Agreement) exists and (b) there are no other outstanding guarantees by Sears of Debt (as defined in the Credit Agreement) of the Company, then this Guarantee shall immediately terminate and be of no further force or effect (and the Agent shall, upon the request and at the expense of Sears, execute and deliver such documents as Sears may reasonably request to evidence such termination).

     Sears hereby agrees that its obligations with regard to this Guarantee shall be unconditional, irrespective of any circumstances which might otherwise constitute a legal or equitable defense of a guarantor. To the extent permitted by law, Sears hereby waives (a) any defense that may arise by reason of the incapacity, lack of authority, death or disability of any other person or the failure of the Agent, the Lenders or the Company (each a “Benefitted Party”) to file or enforce a claim against the estate (in administration, bankruptcy or any other proceeding) of any other person, (b) notice of the existence, creation or incurring of any new or additional indebtedness or obligation, (c) any defense based upon an election of remedies by a Benefitted Party, including but not limited to an election law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal, (d) any defense arising because of a Benefitted Party’s election, in any proceeding instituted under Federal bankruptcy law, of the application of 11 U.S.C. Section 1111(b)(2) or (e) any defense based on any borrowing or grant of a security interest under 11 U.S.C. Section 364.

     If any Lender or the Agent is required by any court or otherwise to return to either the Company or Sears, or any custodian acting in relation to either the Company or Sears, any amount paid by the Company or Sears to the Agent or such Lender, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

     Sears agrees that it shall not be entitled to any right of subrogation in relation to the Lenders or the Agent in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.

     In the event of any transfer or assignment of rights by any Lender or the Agent in accordance with the terms of the Credit Agreement, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof. This is a guarantee of payment, not of collectibility.

     Sears acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Credit Agreement. Sears hereby confirms that it is its intention that this Guarantee not constitute a fraudulent transfer or conveyance for purposes of any Federal bankruptcy law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar Federal, state or foreign law to the extent applicable to this Guarantee (the “Applicable Laws”). In the event that this Guarantee would constitute or result in a violation of any Applicable Law, the liability of Sears under this Guarantee shall be reduced to the maximum amount permissible under such Applicable Law.

     This Guarantee shall be governed in accordance with the laws of the State of New York.

     IN WITNESS WHEREOF, Sears has caused this Guarantee to be executed by its duly authorized representative.

January 26, 2004	SEARS, ROEBUCK AND CO.
	By:	/s/ Glenn Richter